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Datascope Corp.

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On December 10, 2007, Datascope Corp. issued the following press release.
FOR IMMEDIATE RELEASE
DATASCOPE RECOMMENDS SHAREHOLDERS RE-ELECT
ITS TWO INCUMBENT DIRECTORS
AND REJECT RAMIUS’ OPPOSITION SLATE
Datascope Receives a Split-Vote Recommendation From One Proxy Advisory Firm
MONTVALE, N.J., December 10, 2007 – Datascope Corp. (NASDAQ: DSCP) today issued a statement strongly recommending shareholders re-elect Datascope’s two incumbent nominees – James J. Loughlin and William L. Asmundson – and reject Ramius Capital’s opposition slate in connection with the Company’s December 20, 2007 Annual Meeting of Shareholders.
Robert Klatell, Chairman of Datascope’s Nominations and Corporate Governance Committee, stated, “We have the right Board of Directors in place with the right balance of experience, tenure and skills that are critical to the Company’s continued success. Our two nominees for re-election – James J. Loughlin and William L. Asmundson – provide strong leadership and sound guidance, as outside directors in critical roles on Datascope’s seven person Board. They are clearly the most qualified and best candidates to serve all our shareholders on the Company’s Board. We strongly urge shareholders to reject the dissident candidates and re-elect our incumbent directors.”
Mr. Klatell emphasized, “I am extremely proud to serve with these individuals and the other members of Datascope’s Board:
•	James Loughlin joined the Board for the first time in 2004 and became Chairman of the Audit Committee and its financial expert under SEC rules. He also serves as a member of the Compensation Committee. Jim brings an extremely relevant background to Datascope from his accomplishments during over 40 years at KPMG, one of the world’s major accounting firms. At KPMG he chaired its Life Science and Pharmaceuticals practices and led its representation of the largest pharmaceutical company in the world for seven years.

•	William Asmundson, our lead outside director, chairs the executive sessions of the independent directors and is the intermediary between the Board and management. Bill currently manages an investment fund and has had a distinguished career as an investment manager, including as CEO and Chief Investment Officer of Rockefeller & Co. and related investment companies for 17 years.
“Datascope’s Board and management are focused on achieving continued top- and bottom-line growth and creating value for all Datascope shareholders. We continue to urge all shareholders to reject Ramius’ nominees and re-elect the Board’s incumbent directors by voting Datascope’s BLUE proxy card today.”
On behalf of the Datascope Board, Mr. Klatell also commented on the Risk Metrics’ ISS proxy advisory unit report, which was issued late Friday, effectively recommending a split vote at the Company’s December 20th shareholder meeting.

“We think that their report fails to recognize fully the significant contributions made by both of Datascope’s nominees. ISS nonetheless does acknowledge the dissident’s small stake in the Company, which it only recently accumulated. Clearly the dissident has offered no business plan or any suggestions to benefit Datascope or its shareholders.”
Mr. Klatell also noted, “William Wyman, one of Datascope’s independent directors, has extensive experience in the medical industry. He has been a trustee of the Mary Hitchcock Memorial Hospital, a 400-bed primary trauma center, for 12 years; a trustee of The Dartmouth Clinic, a 650 doctor entity, for six years; and a trustee of the Dartmouth Hitchcock Medical Center (the largest academic medical center in northern New England), which oversees and coordinates the operations of the Mary Hitchcock Memorial Hospital, The Dartmouth Clinic, the Dartmouth Medical School and a local VA hospital, for four years.”
“The addition of Dr. Dantzker, one of Ramius’ nominees, would not add materially to the experience currently available to the Board. Losing the services of Mr. Asmundson, however, would cause Datascope to lose the perspective of institutional investors and losing the services of Mr. Loughlin would deprive Datascope of his exceptional expertise in accounting and auditing in the medical and life science industry.”
Mr. Klatell concluded, “Datascope is moving forward vigorously with its plans to increase shareholder value. We are extremely excited about our new products, the R&D pipeline, and the operating changes being implemented by our new Chief Operating Officer, Dr. Antonino Laudani, our new CFO, Henry Scaramelli, and our CEO and founder, Larry Saper. We recommend all shareholders to support this team by voting FOR Jim Loughlin and Bill Asmundson.”
Datascope reminds shareholders that their vote is important, no matter how many shares they own. The Company urges all shareholders to re-elect its directors at the upcoming Annual Meeting of Shareholders by voting promptly on the BLUE proxy by Internet, telephone or mail. If shareholders have any questions or need assistance in voting they should contact MacKenzie Partners, Inc. at 800-322-2885 or by email at dscpproxy@mackenziepartners.com.
About Datascope Corp.
Datascope Corp. is the global leader of intra-aortic balloon counterpulsation and a diversified medical device company that develops, manufactures and markets proprietary products for clinical health care markets in interventional cardiology and radiology, cardiovascular and vascular surgery, anesthesiology, emergency medicine and critical care. The Company’s products are sold throughout the world through direct sales representatives and independent distributors. Founded in 1964, Datascope is headquartered in Montvale, New Jersey. For news releases, webcasts and other Company information please visit Datascope’s website, http://www.datascope.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All statements that address expectations or projections about the future, including statements about Datascope’s strategy for growth, product development, market and growth opportunities, and future performance are forward-looking statements. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from our expectations are disclosed in our filings with the United States Securities and Exchange Commission (“SEC”). These factors include, but are not limited to, the risk that NetGuard does not have the potential to create a new, significant market in monitoring currently unmonitored patients, that Datascope is not the first company to address this market, that NetGuard and other new products offered or anticipated to be offered by Datascope will not be a significant opportunity for new growth or may not be accepted in the marketplace, and that market conditions may change, particularly as the result of competitive activity in the markets served by Datascope. Datascope’s filings with the SEC can be obtained at no charge at www.sec.gov, as well as through our website at www.datascope.com.
This solicitation is being made by the Board of Directors of Datascope Corp. Information regarding the Board as participants in the solicitation is contained in the Definitive Proxy Statement of Datascope Corp. on file with the SEC. Such proxy statement may be obtained without charge from the SEC’s website at http://www.sec.gov and has been distributed to shareholders on or about November 5, 2007. We urge you to read the proxy statement in full because it contains important information. Requests for copies should be directed to Datascope Corp.’s proxy solicitor, MacKenzie Partners, Inc. at 800-322-2885 or dscpproxy@mackenziepartners.com.
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Contact:
Matthew Sherman / Michael Cuneo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Larry Dennedy / Joseph Doherty
MacKenzie Partners, Inc.
(212) 929-5500